EXHIBIT 10.1

FORM OF

CAREER EDUCATION CORPORATION

2008 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) dated                     (the “Grant Date”) is by and between Career Education Corporation, a Delaware corporation (the “Company”), and                    (the “Grantee”).

To evidence such award and to set forth its terms, the Company and the Grantee agree as follows. All capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Career Education Corporation 2008 Incentive Compensation Plan, as amended (the “Plan”).

1. Grant of Restricted Stock Units. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Committee granted to the Grantee the following number of Restricted Stock Units (the “RSUs”) on the Grant Date, and the Grantee hereby accepts the grant of the RSUs as set forth herein:

Total Number of Restricted Stock Units Granted

and Available for Vesting under this Agreement: [Insert Number] (the “RSUs”)

2. Limitations on Transferability. At any time prior to the Settlement Date, the RSUs, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

3. Dates of Vesting. Subject to the provisions of Sections 5 and 6 of this Agreement, the RSUs shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Vested Shares”) in                                                       ([each such anniversary, a] “Vesting Date”); provided, however, that a whole number of RSUs shall vest on each Vesting Date and the Company shall accordingly allocate such RSUs across the Vesting Dates as evenly as possible.

Notwithstanding the foregoing, and subject to Sections 5 and 6 below, in the event that the Grantee incurs a Termination of Service prior to any Vesting Date, any RSUs that were unvested at the date of such Termination of Service shall be immediately forfeited to the Company.

4. Crediting and Settling RSUs.

(a) RSU Accounts. The Company shall establish an account on its books for each grantee who receives a grant of RSUs (the “RSU Account”). The RSUs granted hereby shall be credited to the Grantee’s RSU Account as of the Grant Date. The RSU Account shall be maintained for record keeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to the RSU Account. The obligation to make distributions of securities or other amounts credited to the RSU Account shall be an unfunded, unsecured obligation of the Company.

(b) Settlement of RSU Accounts. The Company shall settle the RSU Account by delivering to the holder thereof (who may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Vested Shares underlying the

RSUs then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement). The Settlement Date for all RSUs credited to a Grantee’s RSU Account shall be as soon as administratively practical following when the Restrictions applicable to any portion of the RSUs granted hereby have lapsed, but in no event shall such Settlement Date be later than March 15 of the calendar year following the calendar year in which the Restrictions applicable to an the RSUs have lapsed.

5. Termination of Service. Subject to Section 6, the provisions of this Section 5 shall apply in the event the Grantee incurs a Termination of Service at any time prior to an applicable Vesting Date set forth in Section 3:

(a) If the Grantee incurs a Termination of Service because of his or her death or Disability, any RSUs that had not become Vested Shares prior to the date of the Termination of Service shall become Vested Shares, and, as of the relevant Settlement Date, the Grantee shall own a number of Shares equal to the whole number of Vested Shares underlying the RSUs free of all restrictions otherwise imposed by this Agreement except for Shares used to satisfy the tax withholding obligations set forth in Section 26 of this Agreement or otherwise required by any taxing authority.

(b) If the Grantee incurs a Termination of Service for any reason other than his or her death or Disability, then any RSUs that had not become Vested Shares prior to the date of the Termination of Service shall be immediately forfeited to the Company.

6. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the RSUs as are provided for in the Plan.

7. Stock Certificates and Escrow. On each Settlement Date, the Company, at its election, shall either (a) credit any Shares issued to the Grantee pursuant hereto through a book entry on the records kept by the Company’s stockholder record keeper, or (b) issue certificates for such Shares.

8. Liability of the Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Shares as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such approvals.

9. Adjustment in RSUs. The Committee may make or provide for such adjustments as provided for in Section 4.2 of the Plan.

10. Plan Amendment. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan.

11. Stockholder Rights. The RSUs shall not represent an equity security of the Company and shall not carry any voting or dividend rights. The Grantee shall have no rights of a stockholder of the Company with respect to any Vested Shares to be issued pursuant to a RSU until certificates for the Shares underlying the RSUs granted hereby are issued to the Grantee or such Shares are otherwise reflected in a book entry on the records kept by the Company’s stockholder record keeper. Notwithstanding the foregoing, on the relevant Settlement Date, the Grantee shall be entitled to receive an amount in cash equal to the dividends, if any, that would have become payable on or after the Vesting Date, but prior to the Settlement Date, with respect to the Shares issued on the Settlement Date.

12. Employment Rights. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company shall not be affected in any way by this Agreement except as specifically provided herein. Grantee’s execution or acceptance of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

13. Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock, RSUs or Vested Shares, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Shares.

14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

15. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, the Company shall not be obligated to either (a) cause to be issued or delivered any certificates for Shares, or (b) credit a book entry related to the Shares to be entered on the records of the Company’s stockholder record keeper, unless and until the Company is advised by its counsel that such issuance and delivery of such certificates or entry on the records, as applicable, is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of such issuance and delivery of such certificates or entry on the records, as applicable, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

16. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

17. No Limitation on Rights of the Company. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

18. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

19. Construction. Notwithstanding any other provision of this Agreement, this Agreement is made, and the RSUs and Shares are granted, pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

20. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

21. Amendment. This Agreement may be amended as provided under the Plan, but except as provided in the Plan no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

22. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

23. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

24. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

26. Tax Consequences. The Grantee acknowledges and agrees that the Grantee is responsible for all taxes and tax consequences with respect to the grant of RSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto. The Grantee further acknowledges that it is the Grantee’s responsibility to obtain any advice that the Grantee deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the RSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto. Notwithstanding any other provision of this Agreement, Shares shall not be issued to the Grantee pursuant hereto unless, as provided in Section 17 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the RSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto.

27. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the RSUs subject to all the terms and provisions of this Agreement and of the Plan. The Shares issued pursuant hereto are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the RSUs and such Shares shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

28. Restrictive Covenants. [The following shall be applicable to Non-California and Non-Attorney Grantees] In consideration of receiving the RSUs hereunder, and as a term and condition of the Grantee’s employment with the Company, the Grantee agrees to adhere to, and be bound by, the following restrictions. The Grantee hereby acknowledges that the Grantee’s job responsibilities give the Grantee access to confidential and proprietary information belonging to the Company and/or its subsidiaries, and that this and other confidential information to which the Grantee has access would be of value, and provide an unfair advantage, to a competitor in competing against the Company or its subsidiaries in any of the markets in which the Company or its subsidiaries maintains schools, provides on-line education classes or otherwise conducts business. The Grantee further acknowledges that the following restrictions will not cause the Grantee undue hardship. Consequently, the Grantee agrees that the restrictions below (the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s and/or its subsidiaries’ legitimate business interests.

During the Grantee’s employment with the Company and/or any of its subsidiaries and continuing thereafter for the post-termination periods specified below, the Grantee will not, in any way, directly or indirectly, either for the Grantee or any other person or entity, whether paid or unpaid:

(a) For                     months following Grantee’s voluntary resignation from Grantee’s employment with the Company or Grantee’s termination from employment by the Company for Cause, accept employment with, own, manage, operate, consult or provide expert services to any person or entity that competes with the Company or any of its subsidiaries in any capacity that involves any responsibilities or activities involving or relating to any Competing Educational Service, as defined herein. “Competing Educational Service” means any educational service that competes with the educational services provided by the Company and/or any of its subsidiaries, including but not limited to coursework in the areas of visual communication and design technologies; information technology; business studies; culinary arts; and health education, or any education service. The Grantee hereby acknowledges that the following organizations, among others, provide Competing Educational Services and, should the Grantee accept employment with, own, manage, operate, consult or provide expert services to any of these organizations, it would inevitably require the use and/or disclosure of confidential information belonging to the Company and/or its subsidiaries and would provide such organizations with an unfair business advantage over the Company: DeVry Inc., Kaplan, Inc., Apollo Group Inc., Education Management LLC, Embanet Corporation, Capella Education Company, ITT Educational Services, Inc., Corinthian Colleges, Inc., Laureate Education, Inc. and Strayer Education, Inc. and each of their respective subsidiaries, affiliates and successors. The Grantee further acknowledges that the Company and/or its subsidiaries provide career-

oriented education through physical and web-based virtual campuses throughout the world and, therefore, it is impracticable to identify a limited, specific geographical scope for this Restrictive Covenant. For avoidance of doubt, in the event the Grantee is involuntarily terminated from employment with the Company other than for Cause, the Grantee will not be subject to any post-termination noncompete restriction under this Section 28(a).

(b) For                     months following Grantee’s termination of employment with the Company for any reason, solicit, attempt to solicit, assist with the solicitation of, direct another to solicit, or otherwise entice any employee of the Company or any of its subsidiaries to leave his/her employment.

Should the Grantee breach the terms of these Restrictive Covenants, the Company reserves the right to enforce the terms herein in court and seek any and all remedies available to it in equity and law, and the Grantee agrees to pay the Company’s attorneys’ fees and costs should it succeed on its claim(s). Further, should the Grantee breach the terms of these Restrictive Covenants, the Grantee will forfeit any right to the RSUs or Shares issued hereunder, subject to the terms and conditions of the Plan, and the Grantee agrees to pay the Company’s attorneys’ fees and costs incurred in recovering such RSUs or Shares issued pursuant hereto.

It is the intention of the Grantee and the Company that in the event any of the covenants contained in these Restrictive Covenants are determined to be unreasonable and/or unenforceable with respect to scope, time or geographical coverage, the Grantee and the Company agree that such covenants may be modified and narrowed by a court, so as to provide the maximum legally enforceable protection of the Company’s and any of its subsidiaries’ interests as described in this Agreement.

[The following shall be applicable to California and Attorney Grantees] In consideration of receiving the RSUs hereunder, and as a term and condition of the Grantee’s employment with the Company, the Grantee agrees to adhere to, and be bound by, the following restrictions. The Grantee hereby acknowledges that the Grantee’s job responsibilities give the Grantee access to confidential and proprietary information belonging to the Company and/or its subsidiaries, and that this and other confidential information to which the Grantee has access would be of value, and provide an unfair advantage, to a competitor in competing against the Company or its subsidiaries in any of the markets in which the Company or its subsidiaries maintains schools, provides on-line education classes or otherwise conducts business. The Grantee further acknowledges that the following restrictions will not cause the Grantee undue hardship. Consequently, the Grantee agrees that the restrictions below (the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s and/or its subsidiaries’ legitimate business interests.

During the Grantee’s employment with the Company and/or any of its subsidiaries and continuing thereafter for the post-termination periods specified below, the Grantee will not, in any way, directly or indirectly, either for the Grantee or any other person or entity, whether paid or unpaid:

(a) For                      months following Grantee’s voluntary resignation from Grantee’s employment with the Company or Grantee’s termination from employment by the Company for Cause, accept employment with, own, manage, operate, consult or provide expert services to any person or entity that would require the use, disclosure or dissemination of confidential information belonging to the Company and/or its subsidiaries. For the avoidance of doubt, in the event the Grantee is involuntarily terminated from employment with the Company other than for Cause, the Grantee will not be subject to any post-termination restrictive covenant under this Section 28(a).

(b) For                      months following Grantee’s termination of employment with the Company for any reason, solicit, attempt to solicit, assist with the solicitation of, direct another to solicit, or otherwise entice any employee of the Company or any of its subsidiaries to leave his/her employment.

Should the Grantee breach the terms of these Restrictive Covenants, the Company reserves the right to enforce the terms herein in court and seek any and all remedies available to it in equity and law, and the Grantee agrees to pay the Company’s attorneys’ fees and costs should it succeed on its claim(s). Further, should the Grantee breach the terms of these Restrictive Covenants, the Grantee will forfeit any right to the RSUs or Shares issued hereunder, subject to the terms and conditions of the Plan, and the Grantee agrees to pay the Company’s attorneys’ fees and costs incurred in recovering such RSUs or Shares issued pursuant hereto.

It is the intention of the Grantee and the Company that in the event any of the covenants contained in these Restrictive Covenants are determined to be unreasonable and/or unenforceable with respect to scope, time or geographical coverage, the Grantee and the Company agree that such covenants may be modified and narrowed by a court, so as to provide the maximum legally enforceable protection of the Company’s and any of its subsidiaries’ interests as described in this Agreement.

29. Condition to Accept Agreement. This Agreement will be null and void unless the Grantee indicates his or her acceptance of the award of RSUs provided for hereunder by signing, dating and returning this Agreement to the Company on or before                    .

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

CAREER EDUCATION CORPORATION

By:
Name:
Title:

ACCEPTANCE (OR REJECTION) OF AWARD BY GRANTEE

The undersigned, the Grantee, hereby: (select one of the options below)

☐	ACCEPTS the award of RSUs as set forth in this Agreement and agrees to be bound by the terms and conditions of this Agreement and the Plan.

☐	REJECTS the award of RSUs contemplated by this Agreement and forfeits all rights relating thereto. Please note that a rejection of this award has no impact on any other award of options, restricted stock or restricted stock units you have previously received, including any restrictive covenants you are subject to pursuant to the agreement(s) governing your previous awards.

Date:
(Signature of Grantee)
Print Name:

Please sign and return your signed copy of this Restricted Stock Unit Agreement by                     , to                     at CEC corporate via pdf, fax or inter-office mail ([insert email address] or [insert fax #] (fax)). Failure to do so will result in forfeiture of the award. Please retain a copy of this signed Restricted Stock Unit Agreement for your records.